CATALYST RX, INC.

                          SECURITIES PURCHASE AGREEMENT


                          Dated as of November 14, 2001


                                  by and among


                               HEALTHEXTRAS, INC.

                                as the Purchaser,

                                CATALYST RX, INC.

                                       and

                                 Kevin C. Hooks

                                  as the Seller




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                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS........................................................1
     Section 1.01.   Defined Terms.............................................1
     Section 1.02    Other Defined Terms.......................................3
ARTICLE II.  SALE AND PURCHASE OF COMMON STOCK.................................3
     Section 2.01.  Sale and Purchase..........................................3
     Section 2.02.  Obligation to Purchase Outstanding Interest................3
     Section 2.03.  The Closings...............................................4
     Section 2.04.  Calculation of HealthExtras Common Stock
        as Consideration.......................................................5
ARTICLE III.  ADDITIONAL AGREEMENTS............................................5
     Section 3.01.  Board of Directors.........................................5
ARTICLE IV. REPRESENTATIONS AND................................................5
WARRANTIES OF CATALYST.........................................................5
     Section 4.01.  Expertise..................................................5
     Section 4.02.  Organization and Good Standing.............................5
     Section 4.03.  Subsidiaries and Other Interests...........................5
     Section 4.04.  Capitalization.............................................6
     Section 4.05.  Authorization, Execution and Delivery......................6
     Section 4.06.  No Violation...............................................7
     Section 4.07.  Approvals..................................................7
     Section 4.08.  Financial Statements and Other Information.................7
     Section 4.09.  No Undisclosed Liabilities.................................8
     Section 4.10.  Corporate Action...........................................9
     Section 4.11.  Taxes......................................................9
     Section 4.12.  Litigation.................................................9
     Section 4.13.  Compliance with Laws.......................................9
     Section 4.14.  Title to Assets...........................................10
     Section 4.15.  Contracts.................................................10
     Section 4.16.  Employee Plans............................................10
     Section 4.17.  Labor Matters.............................................11
     Section 4.18.  Insurance Policies........................................11
     Section 4.19.  Records...................................................12
     Section 4.20.  Brokerage Fees............................................12
     Section 4.21.  Suppliers and Customers...................................12
     Section 4.22.  Licenses..................................................13
     Section 4.23.  No Illegal or Improper Transactions.......................13
     Section 4.24.  Restrictive Documents and Territorial Restrictions........13
     Section 4.25.  No Misleading Statements..................................13
ARTICLE V. REPRESENTATIONS AND................................................13
WARRANTIES OF SELLER..........................................................13
     Section 5.01.  Ownership.................................................14
     Section 5.02.  Authorization, Execution and Delivery.....................14
     Section 5.03.  Litigation................................................14
ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................14
     Section 6.01.  Organization and Good Standing............................15
     Section 6.02.  Authorization, Execution and Delivery.....................15
     Section 6.03.  No Violation..............................................15
     Section 6.04.  Approvals.................................................15
     Section 6.06.  Purchase of Common Stock..................................16
     Section 6.07.  Sufficient Funds..........................................16
     Section 6.09.  Brokerage Fees............................................16

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ARTICLE VII. COVENANTS........................................................17
     Section 7.01.  Conduct of Catalyst.......................................17
     Section 7.02.  Access to Records and Personnel...........................19
     Section 7.03.  Maintenance of Business...................................19
     Section 7.04.  Compliance with Obligations...............................19
     Section 7.05.  Advice of Changes.........................................19
     Section 7.06.  Regulatory Approvals......................................19
     Section 7.07.  Actions Contrary to Stated Intent.........................20
     Section 7.08.  Public Disclosure.........................................20
     Section 7.09.  Satisfaction of Conditions Precedent......................20
ARTICLE VIII.  CONDITIONS OF CLOSING..........................................20
     Section 8.01.  Conditions to All Parties' Obligations....................20
     Section 8.02.  Conditions to the Obligations of Purchaser................20
     Section 8.03.  Conditions to the Obligations of Seller...................22
ARTICLE IX.  TERMINATION, AMENDMENTS AND WAIVERS..............................23
     Section 9.01.  Termination...............................................23
     Section 9.02.  Effect of Termination.....................................24
ARTICLE X. GENERAL PROVISIONS.................................................24
     Section 10.01.  Taking of Necessary Action...............................24
     Section 10.02.  Successors and Assigns...................................24
     Section 10.03.  Entire Agreement.........................................24
     Section 10.04.   Survival of Representations and Warranties..............24
     Section 10.05.  Notices..................................................25
     Section 10.06.  Specific Performance.....................................25
     Section 10.07.  Applicable Law...........................................25
     Section 10.08.  No Third Party Beneficiaries.............................25
     Section 10.09.  Amendments and Waivers...................................25
     Section 10.10.  Severability.............................................26
     Section 10.11.  Construction.............................................26
     Section 10.12.  Counterparts.............................................26
     Section 10.13.  Headings.................................................26
     Section 10.14.  Consent to Jurisdiction; Receipt of Process..............26

                          SECURITIES PURCHASE AGREEMENT

    THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of November, 2001, by and among HealthExtras, Inc. (the "Purchaser"), a Delaware corporation, Catalyst Rx, Inc., a Nevada Corporation ("Catalyst") and Kevin C. Hooks, a natural person ("Common Stockholder" or "Seller").

                                    RECITALS

    WHEREAS, the Common Stockholder desires to sell to Purchaser and Purchaser desires to purchase an aggregate of 709 shares of Common Stock, no par value, of Catalyst (the "Common Stock"); and

    WHEREAS, Seller is willing to transfer the Common Stock to Purchaser;

    NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties do hereby represent, warrant, covenant and agree as follows:

                             ARTICLE I. DEFINITIONS

    Section 1.01. Defined Terms.

    "Affiliate" shall have the meaning provided in the Exchange Act.

    "Catalyst" shall have the meaning set forth in the Recitals to this Agreement.

    "Closing" shall have the meaning provided in Section 2.03(a) of this Agreement.

    "Closing Date," "March 2003 Closing Date" and "November 2001 Closing Date" shall have the meaning provided in Section 2.03(a) of this Agreement.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Common Stock" shall have the meaning set forth in the Recitals to this Agreement.

    "Common Stockholder" shall have the meaning set forth in the Recitals to this Agreement.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

    "GAAP" shall mean General Accepted Accounting Principles.

                                     Page 1
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    "Governmental  Entity"  shall  mean  any  court,  administrative  agency  or commission or other federal, provincial, state, local, municipal or foreign government or governmental authority or instrumentality.

    "HealthExtras Closing Price" shall mean, the lesser of: a) the average 4:00 p.m. Eastern Time closing bid price per share of HealthExtras common stock as reported on the Bloomberg Professional Service for the five trading days preceding the November 2001 Closing Date or the March 2003 Closing Date, as applicable; or b) the 4:00 p.m. Eastern Time closing bid price per share of HealthExtras Common Stock as reported on the Bloomberg Professional Service on the day preceding the November 2001 Closing Date or the March 2003 Closing Date, as applicable.

    "HealthExtras Common Stock" shall mean common stock issued by HealthExtras, Inc. par value $0.01 per share.

    "Laws" shall mean any foreign, Federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations or orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law.

    "License" shall have the meaning set forth in Section 4.24 of this Agreement.

    "Lien" shall mean all liens, charges, security interests, pledges, rights or claims of others, restraints on transfer or other encumbrances.

    "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its subsidiaries, if any, taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

    "Person" or "person" means any individual, corporation, partnership (limited or general), limited liability company, joint venture, association, joint-stock company, trust, any other unincorporated organization or entity, or government or other agency or any other entity thereof.

    "Purchase" means the purchase of the Common Stock contemplated by this Agreement.

    "Purchaser" shall have the meaning set forth in the Recitals to this Agreement.

    "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

    "Regulatory Authority" shall mean any foreign, federal, provincial, state, local or municipal government or governmental authority the approval of which, or filing with, is legally required for consummation of the transactions contemplated by this Agreement.

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    "Resolution Period" shall have the meaning set forth in Section 7.05.

    "SEC" means the United States Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

    "Seller" shall have the meaning set forth in the Recitals to this Agreement.

    "Third Party Suit" means a suit or proceeding by a third party with respect to which a Claim is made.

    Section 1.02 Other Defined Terms Other terms defined through this Agreement shall have the meanings defined in this Agreement.

                  ARTICLE II. SALE AND PURCHASE OF COMMON STOCK

    SECTION 2.01. SALE AND PURCHASE.

    (a) COMMON STOCK. In November 2001, subject to the terms and conditions of this Agreement, the Common Stockholder agrees to sell to Purchaser and Purchaser agrees to purchase from the Common Stockholder the number of shares of Common Stock indicated as owned by Stockholder on Schedule 2.01 of Exhibit A hereto for the amount and type of consideration set forth on Exhibit A hereto.

    b) MEMBERSHIP INCREASE. The payment of all consideration due in January 2002 pursuant to this Agreement is contingent upon the overall membership of Catalyst increasing by 5,000 members on or after January 1, 2002.

    SECTION 2.02. OBLIGATION TO PURCHASE OUTSTANDING INTEREST.

    (a) Subject to the terms and conditions of this Agreement, HealthExtras is obligated to purchase the remaining issued and outstanding Common Stock of Catalyst from Seller no later than March 15th 2003 as indicated on Schedule
    2.02 of Exhibit A hereto for the amount and type of consideration set forth on Exhibit A hereto, as calculated in Section 2.02(b).

    (b) The total  consideration  for Common Stock  purchased under Section 2.02
    (a) shall be calculated as the sum of: (1) Eight (8) times the Catalyst Rx and Catalyst Consultants calendar 2002 EBITDA, to the extent that the Catalyst Rx and Catalyst Consultants calendar 2002 EBITDA is less than or equal to $1,805,000.00; and (2) Ten (10) times Catalyst Rx and Catalyst Consultants calendar 2002 EBITDA, to the extent Catalyst EBITDA exceeds $1,805,000.00. This sum shall be multiplied by a fraction representing Seller's proportional ownership of the issued and outstanding Common Stock on the March 2003 Closing Date.

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    Example:  Assume the combined EBITDA of Catalyst Rx and Catalyst Consultants is $2.0  million.  Total  compensation  due in March 2003 will be $3,278,000
    ($2,622,400 in cash and $655,600 in HealthExtras Common Stock) for the remaining 20% of Common Stock:

    [(8 x $1,805,000) x .2] = $2,888,000; plus
    [(10 x $195,000) x .2] = $390,000

    (c) EBITDA for 2002 as reflected in the audited financial statements of Catalyst Rx and Catalyst Consultants for that calendar year, shall be adjusted to exclude the net financial affect of any business currently under contract or letter of intent with HealthExtras Rx that is subsequently accounted for within Catalyst Rx or Catalyst Consultants. In addition, EBITDA for 2002 shall be adjusted upward for any specific net increases in the operating expenses for 2002 for Catalyst Rx or Catalyst Consultants that are attributable to their affiliation with HealthExtras, including in specific, increases in employee benefit costs, management fees, consultant fees or on-site HealthExtras employees. At the discretion of Seller all calculations related to these provisions shall be subject to binding independent third party verification should any dispute arise as to the accounting for these adjustments. The cost of such verification shall be shared equally by both parties.

    (d) In addition, if Catalyst signs an agreement with any of the clients listed on Exhibit B hereto ("Potential Clients") to provide pharmacy benefit management services to Potential Clients, consideration for the remaining securities shall be increased by an amount equal to four times EBITDA attributable solely to the Potential Clients accounts. For purposes of this paragraph, EBITDA attributable to Potential Clients shall be defined as net revenue minus direct contract costs, such as the cost of any employees hired expressly to service Potential Clients.

    SECTION 2.03. THE CLOSINGS.

    (a) Subject to the terms and conditions contained in this Agreement, the closing of the sale to, and purchase by, Purchaser of the Common Stock described in Section 2.01 shall occur at 10:00 a.m. on November 14, 2001, at the offices of Purchaser at 2273 Research Boulevard, 2nd Floor, Rockville, Maryland or at such other time and place mutually agreed upon by the parties. Subject to the terms and conditions contained in this Agreement, the closing of the sale to, and purchase by, the Purchaser of the Common Stock described in Section 2.02 shall occur at 10:00 a.m. on March 14, 2003, at the offices of Purchaser or at such other time and place mutually agreed upon by the parties. Each closing shall be a "November 2001 Closing" or "March 2003 Closing," as applicable, or collectively the "Closings." The days on which the Closings occur shall be the "Closing Date(s)," "November 2001 Closing Date" or "March 2003 Closing Date," as applicable.

    (b) At the Closings or such other dates as the parties may agree, the Common Stockholder shall deliver to the Purchaser certificates, registered in the name of the Purchaser, for the shares of Common Stock being sold to Purchaser by the Common Stockholder as set forth on Exhibit A hereto, against payments of the purchase price set forth on Exhibit A hereto. The payments of the purchase prices will be by wire transfer, check, or other method acceptable to the Common Stockholder.

    (c) If at the Closings any of the conditions specified in Article VII as condition to the obligations of a party shall not have been fulfilled, that party at its election, shall be relieved of all its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

    SECTION 2.04. CALCULATION OF HEALTHEXTRAS COMMON STOCK AS CONSIDERATION. The number of shares of HealthExtras Common Stock provided to Seller under this Agreement shall be calculated by dividing the value of HealthExtras Common Stock consideration listed in Exhibit A by the applicable HealthExtras Closing Price.

                       ARTICLE III. ADDITIONAL AGREEMENTS

    SECTION 3.01. BOARD OF DIRECTORS.
    The Seller agrees to cause, at or prior to Closing, (i) an increase in the size of the Board of Directors of Catalyst (the "Board") to three (3) members; and (ii) to consent to the nominees of the Purchaser to fill the newly created Board seats.

                         ARTICLE IV. REPRESENTATIONS AND
                             WARRANTIES OF CATALYST

    The Seller hereby represents and warrants to Purchaser as or the date hereof and as of the Closing Date as follows:

    SECTION 4.01.  EXPERTISE.
    Catalyst claims to be an expert in the marketing and management of non-risk related pharmacy management programs. Catalyst is specifically not an expert in client contracts, accounting principles, employee agreements, ERISA, HIPAA, corporate bylaws, and federal tax laws. Catalyst has made available all records to Purchaser for its review.

    SECTION 4.02. ORGANIZATION AND GOOD STANDING.
    Catalyst is a corporation validly existing, in good standing and is duly qualified or licensed to do business under the laws of the State of Nevada and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Catalyst conducts or does business in each of the jurisdictions listed in Section 4.01 of the Catalyst Disclosure Schedule attached hereto. Catalyst has heretofore delivered to Purchaser true and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof.

    SECTION 4.03. SUBSIDIARIES AND OTHER INTERESTS.
    Except as described in Section 4.02 of the Catalyst Disclosure Schedule, Catalyst does not have any subsidiaries or, directly or indirectly, any legal or beneficial interest in any partnership, joint venture or other entity.

    SECTION 4.04. CAPITALIZATION.

    (a) The authorized capital stock of Catalyst consists solely of 2500 shares of Common Stock, no par value, 709 shares of which are issued and outstanding. All of the issued and outstanding shares of Common Stock of Catalyst are owned, of record and beneficially, by the Common Stockholder as listed on Exhibit A hereto. No Persons other than the Common Stockholder, as such, are or will be entitled to receive any payment with respect to any shares of capital stock of Catalyst. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Catalyst are as set forth in its Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable corporate laws. All outstanding shares of capital stock of Catalyst have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of Catalyst were issued in compliance with all applicable securities (federal and state) and corporate laws. None of the outstanding securities have been issued in violation of any preemptive rights, rights of first refusal or similar rights. Except as set forth in
    Section 4.03 of the Catalyst Disclosure Schedule, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which Catalyst is a party or by which Catalyst is bound, obligating Catalyst to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement.

    (b) Except as set forth in Section 4.03 of the Catalyst Disclosure Schedule, there are no outstanding obligations, contingent or other, of Catalyst or Seller to purchase, redeem or otherwise acquire any shares of its capital stock and there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting (i) between or among Catalyst and any of its stockholder or (ii) between or among any of Catalyst's Stockholder.

    SECTION 4.05.  AUTHORIZATION, EXECUTION AND DELIVERY.
    Catalyst has all requisite corporate power and authority to execute and to deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement, and the performance by Catalyst of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Catalyst and constitutes the legal, valid and binding obligation of Catalyst, enforceable against Catalyst in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is consistent in equity or at law).

    SECTION 4.06. NO VIOLATION.
    To the best of Catalyst's knowledge, Catalyst is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its property or business, other than violations that individually or in the aggregate do not and will not have a Material Adverse Effect on Catalyst. To the best of Catalyst's knowledge, the execution and delivery of this Agreement by Catalyst does not, and the consummation by Catalyst of the transactions contemplated by this Agreement, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default under, any provision of its Certificate of Incorporation or Bylaws; (b) conflict with, or result in any breach or violation of or default or loss of any benefit under, any License, or any statute, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Catalyst is a party or to which any its property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or, except as set forth in Section 4.05 of the Catalyst Disclosure Schedule, accelerate the performance required by, any agreement (written or unwritten), understanding, arrangement, contract, indenture or other instrument to which Catalyst is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, will result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of Catalyst; (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License or (e) result in Catalyst being required to pay any material amount or refund to any Affiliate or licensee of Catalyst in respect of amounts received by Catalyst in advance of the performance of services.

    SECTION 4.07.  APPROVALS.
    To the best of Catalyst's and the Seller's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Catalyst or Seller are a party or to which its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required in connection and with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, or the performance by Catalyst of its obligations hereunder, except for registrations, declarations and filing as may be required under the Exchange Act, the Securities Act, applicable state securities laws and the securities laws of any foreign country; and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Catalyst and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

    SECTION 4.08. FINANCIAL STATEMENTS AND OTHER INFORMATION.

    (a) Catalyst has delivered to Purchaser to the best of Catalyst's knowledge true, correct and complete copies of the unaudited balance sheets of Catalyst as of December 31, 1999, December 31, 2000 and October 31, 2001 and the related unaudited statements of operations, statements of shareholders equity (deficit), statements of cash flows (the "Financial Statements"). The October 31, 2001 balance sheet constitutes the basis for the increase in the sales price to reflect the agreed upon excess working capital.

    (b) The Financial Statements to the best of Catalyst's and the Seller's knowledge are in accordance with the books and records of Catalyst, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and the balance sheets included therein present fairly as of their respective dates the financial condition of Catalyst. To the best of Catalyst's knowledge, all material liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed. To the best of Catalyst's knowledge, the statements of operations, of shareholders' equity (deficit), and of cash flows included in the Financial Statements present fairly the results of operations, shareholders' equity (deficit) and cash flows of Catalyst for the periods indicated. To the best of Catalyst's knowledge, the statements of operations included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

    (c) To the best of Catalyst's knowledge, the accounts and notes receivable of Catalyst listed on the latest balance sheet of Catalyst included in the Financial Statements, are, net of reserves reflected on the balance sheet, collectible in full over the period of usual trade terms (by use of Catalyst's normal collection methods without resort to litigation or reference to a collection agency), and there do not exist any defenses, counterclaims and set-offs which could materially adversely affect such receivables, and all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Catalyst. Catalyst has fully performed all obligations with respect thereto which it was obligated to perform.

    (d) Since October 31, 2001, to the best of Catalyst's knowledge, there has been no Material Adverse Change in Catalyst, including whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, riot, condemnation, or act of God.

    SECTION 4.09. NO UNDISCLOSED LIABILITIES.
    Except as set forth in the notes to the Financial Statements, the liabilities on the latest balance sheet of Catalyst included in the Financial Statements to the best of Catalyst's knowledge consist solely of accrued obligations and liabilities incurred by Catalyst in the ordinary course of business to Persons which are not Affiliates of Catalyst. There are no liabilities of Catalyst of any kind whatsoever to the best of Catalyst's knowledge, whether or not accrued and whether or not contingent or absolute, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, other than (a) liabilities disclosed in the Financial Statements, (b) liabilities for routine pharmacy claims which have arisen after October 31, 2001 in the ordinary course of Catalyst's business and consistent with past practice, (c) liabilities (other than those covered by clause (b) above) which in the aggregate do not exceed $25,000 and which have arisen after October 31, 2001 in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any Person any amounts previously received by Catalyst) and (d) liabilities incurred in connection with the execution of this Agreement which, individually or in the aggregate, do not have a Material Adverse Effect. To the best of Catalyst's knowledge, there are no asserted claims for indemnification by any Person against Catalyst under any law or agreement or pursuant to Catalyst's Certificate of Incorporation or Bylaws, and Catalyst is unaware of any facts or circumstances that might give rise to the assertion of such a claim against Catalyst thereunder.

    SECTION 4.10. CORPORATE ACTION.
    All corporate action of the Board of Directors and of the Stockholder of Catalyst taken on or prior to the date hereof have been duly authorized, adopted or ratified in accordance with applicable law and Catalyst's Certificate of Incorporation and Bylaws and have been duly recorded in Catalyst's corporate minute books (true, correct and complete copies of which have been delivered to or made available for inspection by Purchaser).


    SECTION 4.11. TAXES.
    Except for the possibility that Catalyst may need to file an amended federal return for 2000 and may have underpaid its estimated tax payments for 2001, to the best of Catalyst's knowledge: (i) Catalyst has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by them and have paid all taxes shown as due thereon; and (ii) no taxing authority has asserted any deficiency in the payment of any tax or informed the Catalyst that it intends to assert any such deficiency or to make any audit or other investigation of Catalyst for the purpose of determining whether such a deficiency should be asserted against Catalyst.

    SECTION 4.12. LITIGATION.
    Except as described in Section 4.12 of the Catalyst Disclosure Schedule, there are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the Sellers' and Catalyst's knowledge, threatened against Catalyst or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, or by on behalf of any person, group or class of persons, corporation, partnership or other legal entity; Catalyst is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Seller's and Catalyst's knowledge, any governmental investigations or inquiries; and, to the best knowledge of the Seller and the Board of Directors and responsible officers of Catalyst, there is no basis for any of the foregoing.

    SECTION 4.13. COMPLIANCE WITH LAWS.
    To the best of Catalyst's knowledge, Catalyst has substantially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Entity relating to or affecting the operation, conduct or ownership of its properties or businesses. To the best of Catalyst's knowledge, no investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state or local taxing authority) with respect to Catalyst is pending or threatened, nor has any Governmental Entity indicated to Catalyst an intention to conduct the same. To the best of Catalyst's knowledge, neither Catalyst nor any director, officer, consultant or employee of Catalyst (in all instances, in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon Catalyst by any Governmental Entity. To the best of Catalyst's knowledge, there is no existing law, rule, regulation or order, whether federal, state, local, municipal or foreign, which would prohibit or materially restrict Catalyst from, or otherwise materially adversely affect Catalyst in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

    SECTION 4.14. TITLE TO ASSETS.
    To the best of Catalyst's knowledge, Catalyst has good and insurable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, and (iii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which Catalyst is lessee or lessor is valid and in full force and effect and neither Catalyst, nor to its knowledge, any other party to any such lease is in default or in violation of any material provisions of any such lease. To the best of Catalyst's knowledge, all material tangible properties of Catalyst are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by Seller to be adequate for the current business of Catalyst.


    SECTION 4.15. CONTRACTS.
    To the best of Catalyst's knowledge, the consummation of the Purchase or the other transactions contemplated hereby will not result in any violation or termination of, default or loss of benefit under, or give rise to a right of termination under, the terms of any material contract. There are no negotiations pending or in progress to revise, in any material respect, any material contract, other than as has been disclosed to Purchaser.

    Section 4.16. Employee Plans.

    (a) To the best of Catalyst's knowledge, Section 4.16 of the Catalyst Disclosure Schedule lists each of the plans, contracts, policies and arrangements which is sponsored, maintained or contributed to by, or otherwise binding upon Catalyst for the benefit of any current or former employee, director or other personnel; including: (i) any personnel policy, and (ii) any other employment, consulting (for annual compensation in excess of $20,000), collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, change in control, golden parachute or other compensatory plan, contract, policy or arrangement (each such plan, contract, policy and arrangement described in (i) and (ii) above being herein referred to as an "Employee Benefit Plan").

    (b) With respect to those plans and arrangements outlined in Section 4.16(a), to the best of Catalyst's knowledge Catalyst has delivered to Purchaser true and complete copies of each contract, plan document, policy statement and other written material governing or describing the arrangement (including, without limitation, any related trust agreement or insurance company contract).

    (c) To the best of Catalyst's knowledge, Catalyst does not have any Employee Benefit Plan as defined under the Employee Retirement Income Security Act of 1974.

    (d) Except as set forth on Section 4.16(d) of the Catalyst Disclosure Schedule, Catalyst has the right to terminate all its employees and officers on not more than one (1) month's notice without incurring any contractual liability to such employee or officer or any other person.

    (e) Expect as set forth in Section 4.16 of the Catalyst Disclosure Schedule, to the best of Catalyst's knowledge the consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan, other than as may be made by Seller from his proceeds from this Agreement.

    SECTION 4.17.  LABOR MATTERS.
    Catalyst is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Catalyst the subject of any proceeding asserting that Catalyst has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or threatened, to the best of Catalyst's knowledge, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Catalyst.

    SECTION 4.18. INSURANCE POLICIES.
    Section 4.18 of the Catalyst Disclosure Schedule contains a correct and complete description of all insurance policies covering Catalyst, its businesses, employees, agents and assets. To the best of Catalyst's knowledge, each such policy is in full force and effect and Catalyst believes each such policy is of the type and in the amount customarily carried by Persons conducting businesses or owning assets similar to those of the Catalyst. To the best of Catalyst's knowledge, such policies shall not, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, this Agreement. To the best of Catalyst's knowledge, all premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. To the best of Catalyst's knowledge, Catalyst has not failed to give any notice or present any claim thereunder in due and timely fashion. To the best of Catalyst's knowledge, there are no pending claims against such insurance by or on behalf of Catalyst as to which the insurers have denied coverage or otherwise reserved rights. Catalyst has not been refused any insurance with respect to its assets or operations, nor has their coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since the date of its inception.

    SECTION 4.19. RECORDS.
    To the best of Catalyst's knowledge, Catalyst has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (a) in all material respects executed in accordance with their respective management's general or specific authorization and (b) recorded in conformity with generally accepted accounting principles.

    SECTION 4.20. BROKERAGE FEES.
    Neither Catalyst nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Catalyst.

    Section 4.21. Suppliers and Customers.

    (a) Section 4.21 of the Catalyst Disclosure Schedule identifies all of Catalyst's material customers and suppliers. To the best knowledge of Catalyst or Seller no material customer or supplier intends to cease purchasing from, selling to or dealing with Catalyst nor has any information been brought to their attention which might lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with Catalyst or to materially alter such purchases, sales or dealings in the event of the consummation of the Purchase. No customer has informed Catalyst in writing that it intends to cancel outstanding or currently anticipated contracts with Catalyst. Catalyst has notified Purchaser of all known potential terminations.

    (b) To the best of Catalyst's knowledge, neither Catalyst nor any of its officers, directors or Affiliates, nor any entity controlled by one of more of the foregoing:

         (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, supplier or customer of Catalyst;

         (ii) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that Catalyst uses in the conduct of its business, except as disclosed in the Catalyst Disclosure Schedule; or

         (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Catalyst, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

    SECTION 4.22. LICENSES.
    To the best of Catalyst's knowledge, Catalyst has all licenses, permits, consents and other governmental certificates, authorizations and approvals required by applicable federal, state and local Governmental Entity for the conduct of its business and the use of its properties as presently conducted or used, including, without limitation, all licenses required under applicable federal, state, local or municipal law relating to public health and safety, or employee health and safety except where the failure to have such license, permit, consent, certificate, authorization or approval could not have a Material Adverse Effect on Catalyst (collectively, "Licenses").


    SECTION 4.23. NO ILLEGAL OR IMPROPER TRANSACTIONS.
    To the best of Catalyst's knowledge, neither Catalyst nor any of its directors, officers, employees, agents or Affiliates, has directly or indirectly used funds or other assets of Catalyst or made any promise or undertaking in such regard, for: (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or
(d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of Catalyst with respect to any of the foregoing.

    SECTION 4.24. RESTRICTIVE DOCUMENTS AND TERRITORIAL RESTRICTIONS.
    To the best of Catalyst's knowledge, Catalyst is not subject to, or a party to, any charter, by-law, mortgage, Lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which adversely affects the business, prospects, operations or condition (financial or otherwise) of its business or any of its assets or properties in any material respect, or which would prevent consummation of the transactions contemplated hereby, or the continued operation of its business after the date hereof on substantially the same basis as heretofore operated or which would materially restrict the ability of Catalyst to acquire any property or conduct business in any area.


    SECTION 4.25. NO MISLEADING STATEMENTS.
    This Agreement, the information and schedules referred to herein and provided to Purchaser in due diligence, when considered as a whole, and the certificates that have been or will be furnished to Purchaser in connection with the transactions contemplated hereby do not or will not include to the best of Catalyst's and Seller's knowledge any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the best of Catalyst's knowledge, there is no fact known to Catalyst, which materially adversely affects or could reasonably be expected to materially adversely affect the business, condition (financial or otherwise), property or assets of its business, which has not been set forth herein.

                         ARTICLE V. REPRESENTATIONS AND
                              WARRANTIES OF SELLER

    Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

    SECTION 5.01. OWNERSHIP.
    The Seller individually represents and warrants that it holds of record and owns beneficially the number of shares of Common Stock and the Common Warrants set forth next to his name in Exhibit A hereto, free and clear of any Liens. Except as provided in Section 5.01 of the Seller Disclosure Schedule hereto, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, court orders, proceedings, preemptive rights or agreements or instruments or understandings of any character to which Seller is a party or by which he, she or it is bound, obligating him, her or it to deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, any shares of Common Stock owned by him or her or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. Seller is not a party to any voting trust, proxy, or other agreement, commitment or understanding, or any court order proceeding, with respect to the voting, dividend rights or disposition of any capital stock of Catalyst, except as disclosed in Section 5.01 of the Seller Disclosure Schedule hereto. At the Closing, good and marketable title to the shares of Common Stock being sold by Seller will pass to Purchaser free and clear of all Liens.

    SECTION 5.02. AUTHORIZATION, EXECUTION AND DELIVERY.
    The Seller individually represents and warrants that he has full power and authority or legal capacity, as applicable, to enter into this Agreement and each of the other agreements contemplated hereby, and to carry out his obligations under this Agreement. The execution and delivery by the Seller of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Seller of his obligation hereunder have been duly authorized by all necessary corporate, partnership, trust or analogous action on the part of the Seller, if applicable. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms (except the enforceability thereof as may be limited by bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance Laws) and by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

    SECTION 5.03. LITIGATION.
    The Seller individually represents and warrants to the best of his knowledge that there is no material claim, suit, action, proceeding or investigation (whether at law or equity, before or by any Federal, state, foreign, local or municipal commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or threatened against or affecting such Seller, the outcome of which would in any manner impair his ability to perform his obligations hereunder or against the transactions contemplated by this Agreement.

             ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER

    The Purchaser hereby represents and warrants to the Seller as follows:

    SECTION 6.01. ORGANIZATION AND GOOD STANDING.

    Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease and is duly qualified to do business and is in good standing in the State of Maryland.

    SECTION 6.02. AUTHORIZATION, EXECUTION AND DELIVERY.
    Purchaser has all full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement, and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity).

    SECTION 6.03. NO VIOLATION.
    The execution and delivery of this Agreement by Purchaser does not, and the consummation by Purchaser of the transactions contemplated by this Agreement, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default under, any provision of its Certificate of Incorporation or Bylaws; (b) conflict with, or result in any breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Purchaser is a party or to which any of their respective properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of Purchaser.

    SECTION 6.04. APPROVALS.
    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Purchaser is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by Purchaser in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the performance by Purchaser of its obligations hereunder, except for (a) compliance with any applicable requirements under the Exchange Act, the Securities Act and the Nasdaq National Market and state securities and "blue sky" laws, and (b) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities the failure of which to make or obtain would not have a Material Adverse Effect on Purchaser, or would not materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

    SECTION 6.05. EFFECT OF DUE DILIGENCE.

    During the course of the negotiation of this Agreement, the Purchaser has had an opportunity to discuss and review Catalyst's business, operations, prospects, assets, management and financial affairs with the Seller and Catalyst's management and the opportunity to review Catalyst's financial statements, books and records, facilities and business plan. The Purchaser has also had an opportunity to ask questions of officers of Catalyst, which questions were answered to the Purchaser's satisfaction.

    SECTION 6.06. PURCHASE OF COMMON STOCK.

    (a) The Common Stock are being acquired for the Purchaser's own account, not as a nominee or agent for any other Person, and without a view to the distribution of such securities or any interest therein in violation of the Securities Act.

    (b) The Purchaser (i) is an "accredited investor" within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act, (ii) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Stock, and (iii) is capable of bearing the economic risks of such investment (including the risk of complete loss of its investment in the Common Stock and

    (c) The Purchaser acknowledges that the Common Stock have not been registered under the Securities Act and understands that the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration statement.

    SECTION 6.07. SUFFICIENT FUNDS.
    The Purchaser has and shall at all times maintain sufficient cash and common stock to enable it to fund the purchase price at the Closing, amounts due on January 2, 2002 and meet its obligations with respect to the March 2003 Closing.

    SECTION 6.08. LITIGATION.
    There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of the Purchaser, threatened against the Purchaser or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

    SECTION 6.09. BROKERAGE FEES.
    Neither Catalyst nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Catalyst.

    SECTION 6.10. TAX LIABILITY.
    To the extent the Purchaser deems necessary, the Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser relies solely on such advisors and not on any statements or representations of the Corporation or any of its agents. The Purchaser understands that the Purchaser (and not the Corporation) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                             ARTICLE VII. COVENANTS

    SECTION 7.01. CONDUCT OF CATALYST.

    From the date hereof until the Closing, Seller shall cause Catalyst to conduct its business in the ordinary course, consistent with past practice, and not enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated hereby, and except to the extent that Purchaser gives prior written consent:

    (a) Catalyst will not adopt or propose any change in its Certificate of Incorporation or Bylaws or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

    (b) Catalyst will not:

         (i) enter into or amend any contract, agreement, plan or arrangement covering any director, officer or employee of Catalyst that, other than in the ordinary course of business, provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Purchase or (B) the termination of employment after the Purchase;

         (ii) except as otherwise provided in Section 3 of this Agreement, enter into or amend any employment, consulting or similar agreement (oral or written) to increase the compensation payable or to become payable by it to, or otherwise materially alter its employment or consulting relationship with, any of its officers, directors or consultants over the amount payable as of the date hereof, or increase the compensation payable to any other employees, unless in the ordinary course of business, or adopt or, except as required by applicable law to maintain a plan's tax-qualified status, amend any employee benefit plan or arrangement (oral or written); or

         (iii) loan or advance any money to any officer, director, employee, shareholder or consultant of Catalyst other than advances in the ordinary course of business which do not exceed $5,000 at any time outstanding to any one person;

    (c) Catalyst will not (i) purchase, acquire, issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (ii) make any changes in its capital structure or (iii) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (i) or (ii) of this paragraph (c);

    (d) Catalyst will keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

    (e) Catalyst will not (i) pay any dividend or make any other distribution to holders of its capital stock, (ii) split, combine or reclassify any of its or their capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its capital stock, (iii) repurchase, redeem or otherwise acquire any shares of its capital stock, or (iv) take any preliminary action with respect thereto;

    (f) Catalyst will not incur any additional indebtedness for borrowed money (including, without limitation, by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities), or incur any account payable except in the ordinary course of business, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

    (g) Other than sales of products and services in the ordinary course of business and consistent with present practice, Catalyst will not (i) sell, lease or otherwise dispose of any of its assets having a book or market value in excess of $25,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of Catalyst or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets;

    (h) Catalyst will not (i) enter into any new line of business; (ii) change its investment, liability management and other material policies in any material respect; (iii) other than entering into a fairly valued office space lease as disclosed to Purchaser, incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (a) are listed on the Catalyst Disclosure Schedule or (b) individually do not exceed $25,000 and in the aggregate do not exceed $100,000; (iv) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business or Person; (v) otherwise, except as to the acquisition of materials and supplies for its products, services and activities in the ordinary course of business and consistent with past practices, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $25,000; (vi) make any investment in any Person; or (vii) enter into any license, technology development or technology transfer agreement with any other Person in excess of $25,000;

    (i) Catalyst will not (i) change its methods of accounting as currently in effect except as required by changes in generally accepted accounting principles; (ii) change any of its methods of accounting for income and deductions for income tax purposes from those employed in the preparation of the income tax returns of Catalyst for the period ending December 31, 2000; or (iii) change its fiscal year; and

    (j) Catalyst will not settle or compromise, or agree to settle or compromise any suit or other litigation matter or matter in an arbitration proceeding for any material amount (after taking into account any insurance proceeds to which Catalyst is entitled) or otherwise on terms which would have a Material Adverse Effect on Catalyst.

    SECTION 7.02. ACCESS TO RECORDS AND PERSONNEL.
    At all reasonable times from and after the date hereof until the Closing, Seller shall cause Catalyst to afford Purchaser and its accountants, counsel, financial advisor and other representatives full and complete access to the properties, employees and officers of Catalyst and to all books, accounts, financial and other records and contracts of every kind of Catalyst.

    SECTION 7.03. MAINTENANCE OF BUSINESS.
    Seller shall cause Catalyst to use its commercial best efforts to carry on, preserve and maintain its business, preserve and retain its employees, properties and goodwill, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors, licensees and others having business relationships with it that are material to its business in substantially the same manner as if it had prior to the date hereof. If Catalyst becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor, licensee or others having business relationships with Catalyst, it will promptly bring such information to the attention of Purchaser in writing.

    SECTION 7.04. COMPLIANCE WITH OBLIGATIONS.
    Prior to the Closing Date, Seller shall use his best efforts to cause Catalyst to comply with (a) all applicable federal, state, local and foreign laws, rules and regulations, (b) all material agreements and obligations, including its Certificate of Incorporation, by which Catalyst, its properties or its assets may be bound, and (c) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Catalyst, its properties or its assets.

    SECTION 7.05. ADVICE OF CHANGES.
    Each party to the Agreement will promptly advise other parties in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) and any Material Adverse Change in the business condition of Catalyst or the Purchaser.

    SECTION 7.06. REGULATORY APPROVALS.
    Prior to the Closing, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity or Regulatory Authority which may be reasonably required, or that the other party may reasonably request, in connection with the consummation of the Purchase. Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

    SECTION 7.07. ACTIONS CONTRARY TO STATED INTENT.
    Each party agrees that it shall not take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Purchase set forth in Article VIII hereof not being satisfied.

    SECTION 7.08. PUBLIC DISCLOSURE.
    No press release or other announcement to the employees, customers, or suppliers of the Corporation related to this Agreement or this purchase will be issued without the joint approval of the parties, unless required by law, in which case the Purchaser and the Seller will consult with each other regarding the announcement.

    SECTION 7.09. SATISFACTION OF CONDITIONS PRECEDENT.
    Each of the parties will use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII hereof, as applicable to them, and to cause the transactions contemplated by this Agreement to be consummated by November 14, 2001.

                       ARTICLE VIII. CONDITIONS OF CLOSING

    SECTION 8.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS.
    The obligations of all the parties to this Agreement to effect the transactions contemplated by this Agreement shall be subject to the following condition or the mutual waiver by the parties.

    (a) ILLEGALITY OR LEGAL CONSTRAINT. No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no statute, rule, regulation, order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the transactions contemplated by this Agreement shall have been issued or adopted or be in effect.

    SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF PURCHASER.

    The obligations of Purchaser under this Agreement to effect the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction of the following conditions, unless waived by Purchaser in its sole discretion:

    (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties set forth in Articles IV and V hereof that is expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of Catalyst to this Agreement set forth in Article IV hereof that is not so qualified shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date.

    (b) COVENANTS AND AGREEMENTS. Catalyst and the Seller shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed by or complied with by it prior to or at the Closing. None of the events or conditions entitling Purchaser to terminate this Agreement under Article IX hereof shall have occurred and be continuing.

    (c) CONSENTS. Any consent required for the consummation of the Purchase under any material Contract or License or for the continued enjoyment by Catalyst of the benefits of any such contract or license after the Purchaser shall have been obtained.

    (d) CERTIFICATE OF CATALYST. Purchaser shall have received a certificate of Catalyst, executed on behalf of Catalyst by the President of Catalyst, satisfactory in form and substance to Purchaser, as to compliance with the matters applicable to Catalyst set forth in paragraphs (a), (b), (c) and (i) of this Section 8.02.

    (e) CERTIFICATE OF SELLER. Purchaser shall have received certificates of Seller, satisfactory in form and substance to Purchaser, as to compliance with the matters applicable to Seller, set forth in paragraphs (a) and (b) of this Section 8.02.

    (f) NO ADVERSE DECISION. There shall not be any action taken or threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any foreign or United States Federal or state government or Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any foreign or
    United States Federal or state government or Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture of a portion of its business that Purchaser in its reasonable judgment believes will have a Material Adverse Effect on Catalyst or (ii) imposes any condition upon Catalyst that in Purchaser's reasonable judgment (x) would be materially burdensome to Catalyst or (y) would materially increase the costs incurred or that will be incurred by Purchaser as a result of consummating the Purchase and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending or threatened by or before any Governmental Entity which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise materially affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

    (g) LITIGATION. There shall not have been any litigation or claim pending or threatened against Catalyst as of Closing Date that could reasonably be expected to have a Material Adverse Effect on Catalyst.

    (h) PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and Purchaser's counsel, and Purchaser and Purchaser's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser or its counsel may reasonably request. Purchaser shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

    (i) ADVERSE CHANGE. From the date hereof through and including the Closing Date, Catalyst shall not have suffered any Material Adverse Change in its business, financial condition, assets, properties or prospects (whether or not described in any supplement to a schedule hereto).

    (j) SUPPORTING DOCUMENTS. Purchaser and its counsel shall have received copies of the following documents:

         (i) (A) the Certificate of Incorporation of Catalyst certified as of a recent date by the Secretary of State of the State of Nevada and (B) a certificate of said Secretary dated as of a recent date as to the valid existence and good standing of Catalyst in the State of Nevada;

         (ii) a certificate of the Secretary or an Assistant Secretary (or other officer or director executing such certificate) of Catalyst dated the Closing Date and certifying that the attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of such company authorizing the execution and delivery of this Agreement and the performanc eof the obligations of Catalyst contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

         (iii) such additional similar supporting documents and other information with respect to the operations and affairs of Catalyst as Purchaser or its counsel may reasonably request; and

         (iv) an executed employment agreement between Seller and Purchaser in a form agreeable to Purchaser.

    (k) BOARD OF DIRECTORS. The size of the Board shall have been increased to three (3) members, supported by a consent from the Common Stockholder to such increase, and two (2) nominees of the Purchaser shall have been appointed as Directors of Catalyst, all in a manner legally sufficient and satisfactory to Purchaser.

    SECTION 8.03.  CONDITIONS TO THE  OBLIGATIONS OF SELLER.
    The   obligations  of  Seller  under  this  Agreement  are  subject  to  the fulfillment or satisfaction, at or prior to the Closing, of the following conditions, unless waived by Seller in his sole discretion:

    (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties set forth in Article VI hereof that is expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of Purchaser to this Agreement set forth in Article VI hereof that is not so qualified shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date.

    (b) COVENANTS AND AGREEMENTS. Purchaser shall have complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing. None of the events or conditions entitling the Seller to terminate this Agreement under Article IX hereof shall have occurred and be continuing.

    (c) CERTIFICATE OF PURCHASER. Seller shall have received a certificate of purchase in form and substance satisfactory to the Seller, as to compliance with the matters set forth in paragraphs (a) and (b) of Section 8.03.

    (d) LITIGATION. There shall not have been any litigation or claim pending or threatened against the Purchaser as of Closing Date that could reasonably be expected to have a Material Adverse Effect on the Purchaser.

                 ARTICLE IX. TERMINATION, AMENDMENTS AND WAIVERS

    SECTION 9.01. TERMINATION.

    This Agreement may be terminated at any time prior to the Closing:

    (a) by the mutual consent of the Seller and Purchaser;

    (b) by Purchaser, or Seller, if the Closing shall not have occurred on or before the close of business on November 30, 2001 provided that the terminating party is not at fault for the delay; (c) by Purchaser, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a material breach by Catalyst or the other parties to this Agreement (other than the Purchaser) of any of their respective representations and warranties hereunder such that Section 8.02(a) will not be satisfied, (ii) there has been a breach on the part of Catalyst or the other parties to this Agreement (other than the Purchaser) of any of their respective covenants or agreements contained in this Agreement such that the first sentence of Section 8.02(b) will not be satisfied, and, in both case
    (i) and case (ii), such breach has not been cured within ten (10) days after notice to the other parties to this Agreement;

    (d) by Seller, if he and Catalyst are not in material breach of their obligations under this Agreement, and if (i) there has been a material breach by Purchaser of any of its representations and warranties hereunder such that Section 8.03(a) will not be satisfied or (ii) there has been a breach on the part of Purchaser of any of its covenants or agreements contained in this Agreement such that the first sentence of Section 8.03(b) will not be satisfied, and, in both case (i) and (ii), such breach has not been cured within ten (10) days after notice to Purchaser;

    (e) by Purchaser, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in the business of Catalyst or its financial condition, assets, properties or prospects.

         Section 9.02.  Effect of Termination.

    In the event of termination of this Agreement by a party to this Agreement as provided in Section 9.01 hereof, this Agreement shall, except as provided in this Agreement, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the parties hereto or their respective officers or directors, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder.

    Section 9.03. Termination Procedure.
    Any party having the right to terminate this Agreement may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party except as otherwise provided herein.

                          ARTICLE X. GENERAL PROVISIONS

    Section 10.01. Taking of Necessary Action.
    In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all further action and promptly to do or cause to be done all further things (including the execution and delivery of such further instruments and documents) as any party reasonably may request.

    Section 10.02. Successors and Assigns.
    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs, executors, administrators and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

    Section 10.03. Entire Agreement.
    This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way.

    Section 10.04. Survival of Representations and Warranties.
    All of the representations, warranties and agreements contained in this Agreement shall survive the Closings and shall remain in full force and effect until the March 2003 Closing Date and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled.

    Section 10.05.  Notices.
    All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

    (a) If to Catalyst, 851 S. Rampart Blvd., Suite 110, Las Vegas, NV 89128.

    (b) If to Purchaser, 2273 Research Boulevard, 2nd Floor, Rockville, MD 20850, with a copy to: Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attention: Thomas J. Haggerty, Esq.

    (c) If to Seller, to 851 S. Rampart Blvd., Suite 110, Las Vegas, NV 89128.

    (d) Or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

    Section 10.06. Specific Performance.
    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    Section 10.07. Applicable Law.
    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without reference to or application of any conflicts of laws principles.

    Section 10.08. No Third Party Beneficiaries.
    This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

    Section 10.09. Amendments and Waivers.
    No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. At any time prior to the Closing, the parties hereto, by action taken by their respective Boards of Directors and, in the case of the Seller by action taken by the holders of a majority of the outstanding Common Stock, may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.

    Section 10.10. Severability.
    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 10.11.  Construction.
    The parties have  participated  jointly in the  negotiation  and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         Section 10.12.  Counterparts.
    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 10.13. Headings.
    The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

    Section 10.14. Consent to Jurisdiction; Receipt of Process.
    Each party hereby consents to the jurisdiction of, and confers non-exclusive jurisdiction upon, any federal or state court located in the State of Nevada, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated hereby. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which it may now or hereafter have to venue of any such action, suit or proceeding brought in any such federal or state court and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of Nevada provided that notice thereof is provided pursuant to provisions for notice under this Agreement.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

HEALTHEXTRAS, INC.


By: /s/ David T. Blair
   -----------------------------------
David T. Blair
Chief Executive Officer and Director


KEVIN C. HOOKS


    /s/ Kevin C. Hooks
    -----------------------------------
Kevin C. Hooks


CATALYSTRX, INC.


By: /s/ Kevin C. Hooks
    -----------------------------------
Kevin C. Hooks
President and Chief Executive Officer




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